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                                  EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

Catuity, Inc.
Charlottesville, Virginia

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated March 30, 2007, relating to the consolidated financial statements of Catuity, Inc. which is contained in that Prospectus. Our report contains an explanatory paragraph regarding the Company's ability to continue as a going concern.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

BDO Seidman, LLP
Troy, Michigan
April 10, 2007


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